Datasheet: Fourth Quarter 2011

February.22.2012

dts

H I G H   P E R F O R M A N C E   T E C H N O L O G Y

Company Overview

DTS is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide. From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital deliv ery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices. DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Silicon Valley, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of February 21, 2012)

Stock Symbol (NASDAQ): DTSI

Price: $28.28

52-Wk Range: $20.93 to $50.57

Market Capitalization: $472M

2011 Revenue by Market



Other
Network Connected
Home AV
Automotive
Blu-ray

2012 Revenue Outlook Assumptions

- 35% to 40% of revenue to come from Blu-ray including the following Worldwide unit forecasts:
  - 35M to 40M Standalone Players
  - 14M to 15M Game Consoles
  - 10M to 12M PCs
- 20% to 25% of revenue to come from Network Connected Markets Including:
  - Televisions
  - Smartphones
  - Digital Media Players
  - PCs (DTS Premium Suite, DTS Ultra PC, Envelo)
  - Other Virtual Audio Applications
- 12% to 15% of revenue to come from Automotive
- 20% of revenue to come from Home AV and
- 5% of revenue to come from Broadcast
- Royalty Recoveries around $4.0M

Key Financial Metrics

	2012 Outlook		2011		2010	
	GAAP	Non-GAAP *	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$112M to $116M	-	$96.9M	-	$87.1M	-
Gross Margins	98% to 99%	-	99%	100%	98%	99%
Operating Margin	29% to 31%	38% to 40%	31%	42%	28%	38%
Tax Rate	38% to 40%	-	39%	-	39%	-
Earnings Per Share (Cont. Ops.)	$1.18 to $1.22	$1.60 to $1.65	$1.04	$1.40	$0.84	$1.15
Cash Flow from Operations	-	-	$24.2M	-	$39.0M	-
Stock-Based Compensation°	$10.0M to $12.0M	-	$9.2M	-	$7.0M	-
Amortization of Intangible Assets	$1.0M to $1.5M	-	$1.4M	-	$1.4M	-
Restructuring Charge°	-	-	-	-	$0.7M	
Capital Expenditures	-	-	$3.1M	-	$3.2M	-

	Q4 2011		Q4 2010	
	Q4 GAAP	Q4 Non-GAAP*	Q4 GAAP	Q4 Non-GAAP*
Revenue	$29M	-	$26.9M	-
Gross Margins	99%	100%	99%	100%
Operating Margins	40%	50%	37%	47%
Tax Rate	40%	-	38%	-
Earnings Per Share (Cont. Ops.)	$0.42	$0.52	$0.34	$0.43
Cash Flow from Operations	$9.7M	-	$15.4M	-
Stock-Based Compensation°	$2.5M	-	$1.6M	-
Amortization of Intangible Assets	$0.3M	-	$0.3M	-
Restructuring Charge°	-	-	$0.7M	-
Capital Expenditures	-	-	$0.6M	-

*Excludes stock-based compensation costs, amortization of intangible assets and restructuring charges. Also excludes their related tax effects for earnings per share.

° For the three and twelve months ended Dec. 31, 2010, restructuring costs include $332K of stock based compensation.

Datasheet: Fourth Quarter 2011

February.22.2012

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel
- Patrick Watson, EVP Corporate Strategy & Development

Sound Matters...All You Have To Do Is Listen



In addition to DTS-HD Master Audio ™, the lossless audio codec for Blu-ray Disc, DTS has a range of high efficiency technologies for digital delivery services and connected consumer devices.

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay fee to use DTS technology and marks upon manufacture
- Mandatory or optional in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- Sharp becomes latest major TV manufacturer to integrate DTS high-definition audio technology into its new line of network-connected PRC-model televisions
- For the fifth consecutive year, DTS Neural Surround ™ technology was integrated into the National Football League's international HD broadcast of the Super Bowl delivering the most immersive, multi-dimensional audio experience possible
- CyberLink integrates DTS 5.1 Producer into its PowerDirector 10 video editing toolset to bring advanced professional-grade audio capabilities to the home stage for Blu-ray Disc (BD) authoring
- At CES Qualcomm demonstrated DTS decoding technology running on its Snapdragon chipset. Available for phones and tablets later this year

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "Lossless" audio for the most demanding applications
- DTS is synonymous with the highest quality audio as evidenced by our 86% market share of U.S. Top 100 Blu-ray Titles for 2011
- DTS Technologies including DTS audio codecs, virtual surround, and other audio processing technologies enable immersive high definition entertainment experiences on a broad range of platforms and devices

Key Trends Driving Digital Media & Entertainment

- Blu-ray has become mainstream in certain major markets
- The popularity of online long-form content is driving Consumer Electronic OEMs to support network connections in their global main-stream consumer electronics products.
- Entertainment consumers are increasingly looking for transportability of their content. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.

Investor Relations Contacts

Anne McGuinness | DTS | 818.436.1036 | investor@dts.com | www.dts.com

Erica Abrams | The Blueshirt Group | 415.217.5864 | erica@blueshirtgroup.com